UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2008

NALCO HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-115560-15	73-1683500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL  60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 13, 2008, the Boards of Directors of Nalco Holding Company, Nalco Holdings LLC and Nalco Finance Holdings LLC (collectively the “Companies”) approved additional one-time director compensation related to additional services performed during the search for a new Chairman and Chief Executive Officer and negotiation of an amended employment agreement and resolution of open issues with retired Chairman and Chief Executive Officer William H. Joyce. The additional services included attendance at meetings, telephone calls and conferences and interviews. On average each of the directors participated in 28 different meetings, interviews or other sessions relating to this transition process, including meetings of the Special Committee to search and recruit a new Chairman and Chief Executive Officer. The directors will each be paid $42,000 for their activities during this transition process.

For his service as Interim Chairman of the Boards for the Companies from December 30, 2007 until February 28, 2008, Rodney F Chase will be paid a one-time amount of $60,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDINGS LLC

/s/ Stephen N. Landsman
Secretary

Date: March 14, 2008